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                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement Form S-8 dated June 21, 1996, pertaining to the Amtech Corporation 1995 Long-Term Incentive Plan, of our report dated February 15, 1996, with respect to the consolidated financial statements and schedules of Amtech Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                                      /s/ Ernst & Young LLP
                                                      ---------------------
                                                          Ernst & Young LLP



Dallas, Texas
June 18, 1996